Exhibit 3C

DAVIDSON DIVERSIFIED REAL ESTATE I, L.P.

SECOND AMENDMENT TO THE

PARTNERSHIP AGREEMENT

This AMENDMENT (this “Amendment”) dated as of December 28, 2007, to the PARTNERSHIP AGREEMENT (the “Partnership Agreement”) of DAVIDSON DIVERSIFIED REAL ESTATE I, L.P., a Delaware limited partnership (the “Partnership”), is entered into by the undersigned.

WITNESSETH:

WHEREAS, pursuant to Section 16.5 of the Partnership Agreement, a majority in interest of the Limited Partners have consented in writing to this Amendment to the Partnership Agreement; and

WHEREAS, pursuant to the Partnership Agreement the General Partner may execute this Amendment to the Partnership Agreement on behalf of the Partnership and the Limited Partners;

NOW, THEREFORE, the parties agree as follows:

1.

Article 4 of the Partnership Agreement is hereby amended to read in its entirety as follows:

“The Partnership commenced as of the 14th day of January, 1983, and shall continue until the 31st day of December 2023, unless previously terminated in accordance with the provisions of this Partnership Agreement.”

2.

Except as amended and modified by this Amendment, all other terms of the Partnership Agreement shall remain unchanged.

3.

This Amendment shall be governed by and construed as to validity, enforcement, interpretations, construction, effect and in all other respects by the internal laws of the State of Delaware.

4.

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective signatures to be hereunto affixed and attested, all as of the day and year first above written.

Managing General Partner

Davidson Diversified Properties, Inc.

By:  /s/Martha L. Long

Name:  Martha L. Long

Title:  Senior Vice President

Limited Partners

By:

Davidson Diversified Properties, Inc., as attorney-in fact pursuant to the power of attorney provided in Section 20.1 of the Partnership Agreement.

By:  /s/Martha L. Long

Name:  Martha L. Long

Title:  Senior Vice President